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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-04197, 333-36726, 333-69377, 333-69393, 333-69611, 333-73241, 333-89699 and 333-89703) of DST Systems, Inc. of our report dated February 26, 2002 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP
Kansas City, Missouri
March 20, 2002

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  Exhibit 23.1